# DE JOYA GRIFFITH

Certified Public Accountants and Consultants

March 3, 2015

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: Sino Daren Company, Ltd.

We have read the statements that we understand Sino Daren Company, Ltd will include in the Form S1-A registration statement it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC

De Joya Griffith, LLC
Certified Public Accountants

Corporate Headquarters:
De Joya Griffith, LLC
2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049